                          KENT ELECTRONICS CORPORATION
                                 HOUSTON, TEXAS
P              SPECIAL MEETING OF SHAREHOLDERS, JANUARY 17, 1997


R The undersigned shareholder of Kent Electronics Corporation, a Texas corporation ("Kent"), hereby constitutes and appoints Morrie K. Abramson and
O Stephen J. Chapko, or either of them, each with full power of substitution, as proxy or proxies of the undersigned, to vote the number of shares of
X Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Kent Shareholders to be held at 9:00 a.m.,
Y local time, on January 17, 1997, and at any adjournments thereof (the "Kent Special Meeting"), with respect to the proposals described in the Joint Proxy Statement/Prospectus and Notice of Special Meeting of Shareholders, both dated December 12, 1996, receipt of which is acknowledged.


   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2 and with discretionary authority on all other matters that may properly come before the Kent Special Meeting or any adjournments thereof.

   THIS PROXY IS SOLICITED ON BEHALF OF KENT'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.


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[X]  Please mark your                SHARES IN YOUR NAME               |
     votes as in this                                                  |
     example.                                                          ---------

                                      FOR       AGAINST       ABSTAIN

                                 1. Approval of proposed resolutions
                                    approving, ratifying, conforming and
                                    adopting the Reorganization Agreement
                                    dated September 25, 1996 (the "Merger
                                    Agreement"), and the transactions
                                    described in and contemplated by the
                                    Merger Agreement, providing for the
                                    merger of Futronix Corporation, a
                                    Texas corporation, and Wire & Cable
                                    Specialties Corporation, a Georgia
                                    corporation, with and into Futronix
                                    Acquisition Company, a Texas
                                    corporation and a wholly-owned
                                    subsidiary of Kent, on the terms and
                                    conditions as set forth in the
                                    Merger Agreement attached as Appendix I
                                    to the Joint Proxy
                                    Statement/Prospectus dated December
                                    12, 1996.

                                 2. Approval of proposed amendment to
                                    Kent's Articles of Incorporation to
                                    increase the number of authorized
                                    shares of Common Stock from 30
                                    million to 60 million.

                                       FOR       AGAINST       ABSTAIN

                                3. In their sole discretion on such matters as
                                   may properly come before the Kent Special
                                   Meeting or any adjournment thereof.


SIGNATURE(S)___________________________________ DATE __________________________

SIGNATURE(S)___________________________________ DATE __________________________
NOTE: Please date and sign exactly as your name appears on this Proxy. If shares are held jointly, each shareholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.